EXHIBIT 10.2





                             NOTE PURCHASE AGREEMENT
                                     BETWEEN
                             MB SOFTWARE CORPORATION
                                       AND
                            T SQUARED INVESTMENTS LLC


                                      DATED
                               January 11th, 2008
























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                             NOTE PURCHASE AGREEMENT
                             -----------------------


     This NOTE PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 11th day of January, 2008 (the "Effective Date"), between MB Software Corporation, a corporation organized and existing under the laws of the State of Texas ("MBSB" or the "Company") and T Squared Investments LLC, a Delaware limited liability company ("T Squared Investments" or "Investor").


                             PRELIMINARY STATEMENT:
                             ----------------------


     WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, a convertible promissory note in the principal amount of Seven Hundred Thousand ($700,000.00) Dollars in the form attached hereto as Exhibit A (the "Note") which will be convertible into One Million Two Hundred Six Thousand Eight Hundred and Ninety Seven (1,206,897) shares of common stock of the Company; and

     WHEREAS, Interest payable on the unconverted amount of the Note shall accrue at a rate per annum equal to Eight Percent (8.0%) (the "Interest Rate"). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears commencing on January 11th, 2008, on the first business day of each consecutive calendar month thereafter, based on the unconverted balance of the Note. Interest shall be paid in cash via wire to a bank account at the direction of the Investor; and

     WHEREAS, the parties intend to memorialize the purchase and sale of such Note.

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

             INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS
             ------------------------------------------------------

1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.




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1.2 Superseder.  This Agreement,  to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company's principal office.

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

     1.3.1 "1933 Act" means the Securities Act of 1933, as amended.

     1.3.2 "1934 Act" means the Securities Exchange Act of 1934, as amended.

     1.3.3 "Affiliate" means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term "control," as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than fifty percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

     1.3.4 "Articles" means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

     1.3.5 "Closing" shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.

     1.3.6 [Reserved].

     1.3.7 "Common Stock" means shares of common stock of the Company, par value $0.001 per share.

     1.3.8 [Reserved]

     1.3.9 "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities currently issued and outstanding or issued hereunder, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not


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include a transaction in which the Company is issuing  securities  primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

     1.3.10 "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

     1.3.11 "Texas Act" means the Texas Business Corporation Act, as amended.

     1.3.12 "Person" means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

     1.3.13 "Purchase Price" means the Seven Hundred Thousand ($700,000) Dollars paid by the Investor to the Company for the Note.

     1.3.14 "Registration Rights Agreement" shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit B.

     1.3.15 "Registration Statement" shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit B.

     1.3.16 "SEC" means the Securities and Exchange Commission.

     1.3.17 "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

     1.3.18 "Shares" shall mean, collectively, the shares of Common Stock of the Company issued upon conversion of the Note subscribed for hereunder.

     1.3.19 "Subsequent Financing" shall mean any offer and sale of any equity security or debt that is initially convertible into shares of Common Stock.

     1.3.20 "Transaction Documents" shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.




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                                   ARTICLE II

                SALE AND PURCHASE OF MBSB NOTE PURCHASE PRICE

     2.1 Sale of Note. -------------- (a) Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company hereby sells to the Investor, and the Investor hereby purchases from the Company, a convertible promissory note in the principal amount Seven Hundred Thousand ($700,000.00) Dollars (the "Purchase Price") of Seven Hundred Thousand ($700,000.00) Dollars. The Purchase Price shall be paid by the Investor to the Company on the Effective Date by a wire transfer or check of the Purchase Price to the Company. The Company shall cause the Note to be issued to the Investor upon execution of this Agreement. The Company shall register the shares of Common Stock into which the Note is convertible pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B (b) The Notes are initially convertible into One Million Two Hundred Six Thousand Eight Hundred and Ninety Seven (1,206,897) shares of common stock; provided, however, that the Investor shall not be entitled to convert the Notes into shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

     2.2 Purchase Price. The Purchase Price shall be delivered by the Investor in the form of a check or wire transfer made payable to the Company in United States Dollars from the Investor to the Company on the Closing Date.



                                   ARTICLE III

                        CLOSING AND DELIVERIES AT CLOSING

3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing"), shall occur upon complete execution of this Agreement by the parties.

3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, on or prior to the Effective Date, the Company shall deliver, or cause to be delivered, to the Investor, the following:

     (a)  An executed Agreement with all exhibits and schedules attached hereto;
     (b)  The executed Registration Rights Agreement;

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     (c)  Certifications in form and substance acceptable to the Company and the
          Investor  from  any  and  all  brokers  or  agents   involved  in  the
          transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;
     (d) Evidence of approval of the Board of Directors and Shareholders of the Company of the Transaction Documents and the transactions contemplated hereby;
     (e) Certificates of Existence or Authority to Transact Business of the Company issued by each of the Secretaries of State for Texas;
     (f) An opinion from the Company's counsel concerning the Transaction Documents and the transactions contemplated hereby in form and substance reasonably acceptable to Investor;
     (g)  Copies of all current executive employment agreements;
     (h) All past and present financing documentation or other documentation where stock could potentially be issued or issued as payment;
     (i)  All past and present litigation  documents and historical  financials;
          and
     (j) Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

3.3 Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the Company, the following:

     (a)  The Purchase Price, paid in accordance with Section 2.2;
     (b) The executed Agreement with all Exhibits and Schedules attached hereto;
     (c)  The executed Registration Rights Agreement; and
     (d) Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4 Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.


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3.5 Waiver.  The  Investor may waive any of the  requirements  of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF MBSB

     The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 Organization and Oualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2 Articles of Incorporation and By-Laws. The complete and correct copies of the Company's Articles and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

4.3  Capitalization.

     4.3.1 The authorized and outstanding capital stock of the Company is set forth in The Company's Annual Report on Form 10-KSB, filed on December 3rd, 2007 with the Securities and Exchange Commission and updated on all subsequent SEC Documents. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.









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     4.3.2 Except  pursuant to this  Agreement  and as set forth in Schedule 4.3 hereto, and as set forth in the Company's SEC Documents, filed with the SEC, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.

     4.3.3 The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Note, and upon proper conversion thereof, the shares of Common Stock issuable upon conversion, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever;.

4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Note, the Common Stock issuable upon conversion of the Note and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of their respective obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.

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4.6 Report and Financial Statements. The Company's Annual Report on Form 10-KSB,
filed on December 3rd, 2007 with the SEC contains the audited financial statements of the Company for year end December 31st, 2006. The Company has previously provided to the Investor the audited financial statements of the Company for the three months ended September 30th, 2007 and for the nine months ended September 30th, 2007 (collectively, the "Financial Statements"). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders' equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles ("U.S. GAAP") as applied by the SEC, consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other
applicable   legal  and   accounting   requirements   and  reflect  only  actual
transaction.

4.7 Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC Documents. The Company acknowledges that the Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(d) of the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


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4.10 Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

4.11 Exemption from Registration. Subject to the accuracy of the Investor's representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Notes and issuance, by the Company, of Common Stock upon conversion of the Note, to the Investor will not require registration under the 1933 Act, but may require registration under New York state securities law if applicable to the Investor. When validly converted in accordance with the terms of the Note in accordance with their terms, the Shares underlying the Note will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Note in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities "blue sky" laws depending upon the residency of the Investor.

4.12 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Note, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Note, under the 1933 Act, except as required herein.

4.13 No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. No event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14 Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.









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4.15 Internal  Controls And Procedures.  The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

4.16 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.





                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

The Investor represents and warrants to the Company that:

5.1 Organization and Standing of the Investor. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor's address. The Investor was not formed for the purpose of investing solely in the Note or the shares of Common Stock which are the subject of this Agreement.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.




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5.3 No Conflicts. The execution,  delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor's charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination,
amendment,   acceleration  or  cancellation  of  any  agreement,   indenture  or
instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor's obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the
Investor  is  assuming   and  relying   upon  the   accuracy  of  the   relevant
representations and agreements of the Company herein.

5.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5 Accredited Investor. The Investor is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6 Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

5.7 Knowledge of Company. The Investor and such Investor's advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the

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Investor from the Company.  The Investor and such Investor's  advisors,  if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors. The Investor understands that such Investor's investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor's investment in the securities being purchased by the Investor from the Company.

5.9 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.10 Payment of Due Diligence Expenses. At Closing the Company shall disperse to the Investor Forty Five Thousand Dollars ($45,000.00) for due diligence expenses.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.

6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Note.

6.3 Compliance with Laws. The Company hereby agrees to comply in all respects with the Company's reporting, filing and other obligations under the Laws.

6.4 Exchange Act Registration. The Company (a) will continue its obligation to report to the SEC under Section E 12(d) of the 1934 Act and will use its best efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action


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or file any  document  (whether  or not  permitted  by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares.

6.5 Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

6.6 Listing, Securities Exchange Act of 1934 and Rule 144 Requirements. The Company is required to maintain their current eligibility for trading in the OTCBB, or a listing on a higher exchange, and maintain their status as a Company regulated by Securities Exchange Act of 1934 and if the Company is current currently listed on the Pink Sheets the Company must be fully reporting per Rule 144 until such time as they are regulated by the Securities Exchange Act of 1934. If, at any time while the Investor holds the Note or any shares of Common Stock issued upon conversion of the Note, the Company is no longer regulated by the Securities Exchange Act of 1934 and is not a fully reporting Company, then the Company shall pay to the Investors as liquidated damages and not as a penalty, two percent (2%) a month in cash or Notes at the option of the Investor. Such damages shall cease at the time the Company begins complying with the standards as mentioned above in Section 6.6.

6.7 Preferred Stock. For a period of two years from the closing the Company will not issue any preferred stock of the Company.


6.8 Convertible Debt. On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt in the Company with the exception of the Note issued to the Investor. For a period of two years from the closing the Company will not issue any convertible debt with the exception of the Note issued to the Investor.

6.9 Debt Limitation. The Company agrees for two years after Closing not to enter into any borrowings of more than three times as much as the sum of the run rate EBITDA (current quarter annualized).

6.10 Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. For a period of two years from the closing the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.

6.11 Independent Directors. The Company shall have caused the appointment of the majority of the board of directors to be qualified independent directors, as defined by the NASD, before Closing. If at any time while the Investor holds the Note or any shares of Common Stock issued upon conversion of the Note, the board shall not be composed in the majority of qualified


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independent  directors for thirty (30) calendar days or more,  the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twenty four percent (24%) of the Purchase Price per annum, payable monthly in cash or Notes at the option of the Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.11 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint at least two independent directors in accordance with the provision hereof.

6.12 Independent Directors Become Majority of Audit and Compensation Committees. The Company will cause the appointment of a majority of outside directors to the audit and compensation committees of the board of directors before Closing. If at any time after Closing such independent directors do not compose the majority of the audit and compensation committees, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twenty four percent (24%) of the Purchase Price per annum, payable monthly in cash or Notes at the option of the Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement.

6.13 Use of Proceeds. The Company will use the proceeds from the sale of the Note (excluding amounts paid by the Company for legal, administrative and due diligence fees in connection with the sale of such securities) for debt repayment, working capital and acquisitions.

6.14 Right of First Refusal. Each Investor shall have the right to participate in any subsequent funding by the Company on a pro rata basis at ninety percent (90%) of the offering price. Investor shall elect to exercise its right to participate, on or before the thirtieth (30th) calendar day after receiving written notice from the Company of any such offering.

6.15 Price Adjustment. From the date hereof until such time as no Purchaser holds any of the Notes, the Company closes on the sale of a note or notes, shares of Common Stock, or shares of any class of preferred stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock, that is less than the Conversion Price (as adjusted to the capitalization per share as of the Closing Date, following any stock splits, stock dividends, or the like) of the Notes (collectively, the "Subsequent Conversion Price"), the Company shall make a post-Closing adjustment in the Conversion Price so that the effective price per share paid by the Investor is reduced to being equivalent to such lower conversion price after taking into account any prior conversions of the Notes.

6.16 Price Adjustment Based on Earnings Per Share.



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6.16.1 In the event the Company  earns  between  $0.093 and $0.046 (50% Decline)
     per share (where such earnings in this paragraph shall always be defined as earnings on a pre tax fully diluted basis (including dilution from any options, warrants and convertible securities) as reported for the six months ended June 30th, 2008 from continuing operations before any non-cash items the then current Conversion Price to the Investor at the time the six months ended 10-Q is filed with the SEC shall be decrease proportionately by 0% if the pre tax earnings are $0.093 per share or greater and by 50% if the pre tax earnings are $0.046 per share (50% decrease). For example if the earnings are $0.074 per share or less (20% Decline) then the then current Conversion Price to the investor shall be reduced by 20%. Such adjustment shall be made automatically within five business days of the audited numbers being reported to the SEC.

6.16.2 In the event the Company earns between $0.204 and $0.102 (50% Decline) per share (where such earnings in this paragraph shall always be defined as earnings on a pre tax fully diluted basis (including dilution from any options, warrants and convertible securities) as reported for the audited fiscal year ended December 31st, 2008 from continuing operations before any non-cash items the then current Conversion Price to the Investor at the time the audited numbers are reported to the SEC shall be decrease proportionately by 0% if the pre tax earnings are $0.204 per share or greater and by 50% if the pre tax earnings are $0.102 per share (50% decrease). For example if the earnings are $0.163 per share or less (20% Decline) then the then current Conversion Price to the investor shall be reduced by 20%. Such adjustment shall be made automatically within five business days of the audited numbers being reported to the SEC. 6.16.3 Notwithstanding the foregoing, no adjustment shall be made to the Conversion Price if the price (as quoted on the OTCBB or national exchange on which the Common Stock trades), has not, during the three month periods prior to the measurement date referenced in 6.16.1 or 6.16.2, been below $3.00 for any twenty (20) consecutive day period.

6.17 Insider Selling. The earliest any "Insiders" can start selling their shares shall be three years from Closing. Insiders shall include all officers, consultants and directors of the Company. The managing members of the Investor and the Investor shall not be considered "Insiders".

6.18 Employment and Consulting Contracts. For three years after the Closing Company must have a unanimous opinion from the Compensation Committee of the Board of Directors that any awards other than salary are usual, appropriate and reasonable for any officer, director, employee or consultant holding a similar position in other fully reporting public companies with independent majority boards with similar market capitalizations in the same industry with securities listed on the OTCBB, ASE, NYSE or NASDAQ.

6.19 Subsequent Equity Sales. From the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below). The term "Variable Rate Transaction" shall mean


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a  transaction  in which  the  Company  issues  or sells  (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance,
which   remedy   shall  be  in  addition  to  any  right  to  collect   damages.
Notwithstanding the foregoing, this Section 6.19 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance. 6.20 Amendment to Certificate of Incorporation. At or before the next annual meeting of the stockholders of the Company, the Board of Directors shall propose and submit to the holders of the Common Stock for approval, an amendment to its Articles of Incorporation that provides (a) for a change in the Company name to better reflect its business operations, and (b) substantially as follows:

     "The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.".

6.21 Stock Splits. All forward and reverse stock splits shall effect all equity and derivative holders proportionately.

                                   ARTICLE VII

                            COVENANTS OF THE INVESTOR

7.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company's Common Stock is listed.

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7.2 Transfer  Restrictions.  The  Investor's  acknowledge  that (1) the Note and shares underlying the Note have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note and shares underlying the Note to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Note and shares underlying the Note made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3 Restrictive Legend. The Investor acknowledges and agrees that the Note and the Shares underlying the Note, and, until such time as the Shares underlying the Note have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

     "THE  SECURITIES   REPRESENTED  BY  THIS  CERTIFICATE  HAVE  NOT  BEEN
     REGISTERED   UNDER  THE  SECURITIES  ACT  OF  1933,  AS  AMENDED  (THE
     "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

7.4 Amendment to Certificate of Incorporation. Investor hereby agrees to vote any shares of capital stock that it may own directly or beneficially, for the amendment to the Certificate of Incorporation referenced in Section 6.14. Pending adoption of such amendment, Investor hereby agrees for itself and its successors and assigns that neither this Section 7.4 or Section 6.14 above, or any restriction on exercise of the Warrant shall be amended, modified or waived without the consent of the holders of a majority of the shares of Common Stock held by Persons who are not Affiliates of the Company, or the Investor or Affiliates of the Investor.


                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and


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

accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Investor such due diligence expenses as described in section 5.10.

11.2 Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder. The indemnification by the Investor shall be limited to $50,000.00. 11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation;
(iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

                If to the Company:
                ------------------

                MB Software Corporation

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                                  PAGE 18 OF 27

                777 Main Street, Suite 3100 Fort Worth, Texas 76102
                Attention: Scott A. Haire



                With a copy to:
                ---------------

                Colbert Johnston LLP
                6021 Morriss Road, Suite 101 Flower Mound, Texas 75028 Facsimile No.: 972-724-1922 Attn: Robert J. Johnston, Esq.



                If to the Investor:
                -------------------

                T Squared Investments LLC c/o T Squared Capital LLC 1325 Sixth Avenue, Floor 28 New York, New York 10019 Attn:
                Thomas M. Sauve

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.



                         NOTE PURCHASE AGREEMENT BETWEEN
              MB SOFTWARE CORPORATION AND T SQUARED INVESTMENTS LLC
                                  PAGE 19 OF 27

11.10 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

11.11 Preparation and Filing of Securities and Exchange Commission filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.

11.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

11.13 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

11.14 Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

11.15 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.



                         NOTE PURCHASE AGREEMENT BETWEEN
              MB SOFTWARE CORPORATION AND T SQUARED INVESTMENTS LLC
                                  PAGE 20 OF 27

                         [SIGNATURES ON FOLLOWING PAGE]








































                   PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
              MB SOFTWARE CORPORATION AND T SQUARED INVESTMENTS LLC
                                  PAGE 21 OF 27

     IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

THE COMPANY:


MB Software Corporation

/s/ Scott A. Haire
------------------
By: Scott A. Haire
Title: Chief Executive Officer




INVESTOR:



T Squared Investments LLC
By: T Squared Capital LLCM Managing Member


By: /s/ Thomas Sauve
    ----------------
Thomas Sauve Managing Member
1325 Sixth Avenue, Floor 28
New York NY 10019
















                   PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
              MB SOFTWARE CORPORATION AND T SQUARED INVESTMENTS LLC
                                  PAGE 22 OF 27

                                   Schedule A

                                                      NUMBER OF SHARES OF COMMON
                                                           AMOUNT OF STOCK
                                                             INTO WHICH
NAME AND ADDRESS                  INVESTMENT            NOTE IS CONVERTIBLE


T Squared Investments LLC
1325 Sixth Avenue, Floor 28
New York, New York 10019          $700,000                    1,206,897
Attn: Thomas M. Sauve


































                   PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
              MB SOFTWARE CORPORATION AND T SQUARED INVESTMENTS LLC
                                  PAGE 23 OF 27

                        Schedule 4.3.2 -- Capitalization
                        --------------------------------



















































                   PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
              MB SOFTWARE CORPORATION AND T SQUARED INVESTMENTS LLC
                                  PAGE 24 OF 27

                         Schedule 4.8 -- List of Brokers
                         -------------------------------



















































                   PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
              MB SOFTWARE CORPORATION AND T SQUARED INVESTMENTS LLC
                                  PAGE 25 OF 27

                                    Exhibit A
                                    ---------

                                      Note






















































                   PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
              MB SOFTWARE CORPORATION AND T SQUARED INVESTMENTS LLC
                                  PAGE 26 OF 27

                                    Exhibit B
                                    ---------

                          Registration Rights Agreement
                          -----------------------------








































                   PREFERRED STOCK PURCHASE AGREEMENT BETWEEN
              MB SOFTWARE CORPORATION AND T SQUARED INVESTMENTS LLC
                                  PAGE 27 OF 27